UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No._________)

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VOYAGER OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOYAGER OIL & GAS, INC.
2718 Montana Avenue, Suite 220
Billings, Montana 59101
Ph: (406) 245-4901

April 20, 2012

Dear Shareholder:

We are pleased to invite you to attend the 2012 Annual Meeting of Shareholders of Voyager Oil & Gas, Inc., to be held on May 24, 2012, at the Crowne Plaza Hotel, 22nd Floor, 27 North 27th Street, Billings, Montana 59101, commencing at 10 a.m. Mountain time.

The formal notice of the Annual Meeting and proxy statement follows this letter. Enclosed with this proxy statement you will also find your proxy card, a return envelope and a copy of our Annual Report on Form 10-K, for the year ended December 31, 2011.

I hope to see you at the Annual Meeting.

Voyager Oil & Gas, Inc.

James Russell (J.R.) Reger
Chief Executive Officer

VOYAGER OIL & GAS, INC.
2718 Montana Avenue, Suite 220
Billings, Montana 59101
Ph: (406) 245-4901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 24, 2012

To our Shareholders:

The 2012 Annual Meeting of the Shareholders (the “2012 Annual Meeting”) of Voyager Oil & Gas, Inc. (the “Company”) will be held on Thursday, May 24, 2012, at the Crowne Plaza Hotel, 22nd Floor, 27 North 27th Street, Billings, Montana 59101, commencing at 10 a.m., Mountain time. The purposes of the 2012 Annual Meeting are to:

(1)	Elect seven (7) directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified;
(2)	Consider and vote upon a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 5, 2012 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

Your vote is important. You are cordially invited to attend the meeting. Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope, vote on the website or vote by telephone. The prompt return of proxies will save the Company the expense to further requests for proxies.

By Order of the Board of Directors

/s/ James Russell (J.R.) Reger
Secretary

Billings, Montana
April 20, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 24, 2012: The proxy statement, form of proxy card, and Annual Report on Form 10-K are available on the Investor section of the Voyager Oil & Gas, Inc. website at http://www.voyageroil.com.

VOYAGER OIL & GAS, INC.
2718 Montana Avenue, Suite 220
Billings, Montana 59101

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2012

PROXY STATEMENT

INTRODUCTION

Your proxy is solicited by the Board of Directors (the “Board”) of Voyager Oil & Gas, Inc., a Montana corporation (the “Company” or “Voyager”), for the Annual Meeting of Shareholders to be held on May 24, 2012, at the location and for the purposes set forth in the Notice of Annual Meeting of Shareholders, and at any adjournment or postponement thereof. The Company expects that this proxy statement, the related proxy and Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about April 20, 2012.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares by internet, by telephone or by mail by following the instructions on the enclosed proxy or you may vote your shares in person by attending the Annual Meeting. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote. Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders and in favor of the slate of directors proposed by the Board and listed herein.

You are entitled to one vote for each share of Common Stock that you hold, except for the election of directors. If you vote for all nominees, one vote per share will be cast for each of the seven nominees. You may withhold votes from any or all nominees. Except for the votes that shareholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” and, if necessary, will exercise their cumulative voting rights to elect the nominees as directors of the Company. If you wish to cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on April 5, 2012, the record date, multiplied by the number of directors to be elected. You may cast, under the cumulative voting option, all of your votes for a single nominee or apportion your votes among any two or more nominees. For example, a holder of 100 shares may cast 700 votes for a single nominee, apportion 100 votes for each of seven nominees or apportion 700 votes in any other manner by so noting in the space provided on the proxy card. The cumulative voting feature for the election of directors is also available by voting in person at the Annual Meeting; it is not available by telephone or on the internet. In the election of directors, the seven director nominees who receive the highest number of votes will be elected as directors.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which the holder of record does not have discretionary authority to vote. Rules of the NYSE Amex determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE Amex rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE Amex rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE Amex, the proposal relating to the ratification of our independent registered public accounting firm is a discretionary proposal and all other proposals included in this proxy statement are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other holder of record holding shares for you, your shares may be voted with respect to the ratification of our independent registered public accounting firm, but will not be voted with respect to the election of directors. Without your voting instructions on this matter, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the Annual Meeting; however, such shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of the Company has fixed April 5, 2012 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 5, 2012, 58,448,428 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Except for a shareholder’s right to cumulate its vote as described above for the election of directors, each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 5, 2012 certain information regarding beneficial ownership of our Common Stock by:

•	each person known to us to beneficially own 5% or more of our Common Stock;
•	each executive officer named in the Summary Compensation Table on page 18, who in this proxy statement are collectively referred to as the “named executive officers”;
•	each of our directors (including nominees); and
•	all of our executive officers (as that term is defined under the rules and regulations of the Securities and Exchange Commission) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 58,448,428 shares of Common Stock outstanding on April 5, 2012, plus common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Voyager Oil & Gas, Inc., 2718 Montana Avenue, Suite 220, Billings, Montana 59101.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Certain Beneficial Owners:
FMR LLC 82 Devonshire Street Boston, MA 02109	7,460,336	(1)	12.1%
T. Rowe Price Associates, Inc. 5700 Wilshire Blvd., Suite 350 Los Angeles, CA 90036	4,683,600	(2)	7.8%
Bradley Berman 130 Cheshire Lane Minnetonka, MN 55305	3,543,108	(3)	6.1%
Executive Officers and Directors:
James Russell (J.R.) Reger	3,913,273	(4)	6.5%
Lyle Berman	2,295,618	(5)	3.9%
Mitchell R. Thompson	478,662	(6)	*
Joseph Lahti	50,000	(7)	*
Myrna McLeroy	50,000	(7)	*
Loren J. O’Toole II	50,000	(7)	*
Josh Sherman	37,500	(7)	*
All executive officers and directors as a group (7 persons)	6,875,053		11.4%

* Less than one percent.

(1)	The number of shares indicated is based on the Schedule 13G/A filed with the Securities Exchange Commission by FMR LLC on February 14, 2012. Included in the shares of common stock that are beneficially owned by FMR LLC are (a) 7,458,136 shares beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser registered under the Section 203 of the Investment Advisers Act of 1940 (“Investment Advisers Act”), which includes warrants to purchase 3,036,780 shares of common stock, and (b) 2,200 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as a result of its serving as investment manager of institutional accounts owning such shares. FMR LLC has sole voting power with respect to 2,200 shares and sole dispositive power with respect to 7,460,336 shares.
(2)	The number of shares indicated is based on the Schedule 13G/A filed with the Securities Exchange Commission jointly by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. on February 9, 2012 and includes warrants to purchase 1,561,200 shares of common stock. T. Rowe Price Associates, Inc. has sole voting power with respect to 525,300 shares and sole dispositive power with respect to 4,683,600 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 4,158,300 shares.
(3)	Includes 287,217 shares held in the name of the Bradley Berman Children Trust, for which Bradley Berman is the Trustee, 110,000 shares held by Mr. Berman’s spouse and options to purchase 24,000 shares that may be exercised within the next 60 days.
(4)	Includes 1,689,714 shares of common stock held by South Fork Exploration, LLC (Mr. Reger owns 100% the issued membership units of South Fork Exploration, LLC), warrants to purchase 1,302,542 shares of common stock that have vested but have not been exercised, and 300,002 shares of restricted common stock that will not vest within 60 days but for which Mr. Reger has the right to vote and receive dividends.
(5)	Includes 154,711 shares held by the Berman Consulting Profit Sharing Plan, 202,516 shares held by the Berman Consulting Corp., and options to purchase 74,000 shares of common stock that may be exercised within 60 days. Of the shares listed, 1,588,574 have been pledged as collateral for a loan.
(6)	Includes warrants to purchase 260,509 shares of common stock that have vested but have not been exercised and 150,001 shares of restricted common stock that will not vest within 60 days but for which Mr. Thompson has the right to vote and receive dividends.
(7)	Consists of options to purchase common stock that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain beneficial owners of more than 10% of our common stock to file with the SEC reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) of our common stock. The reporting persons are required to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon review of the SEC reports and written representations to us from certain reporting persons, we believe that during fiscal year 2011, all applicable filing obligations under Section 16(a) have been met by all of the reporting persons.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven directors, all of whom will be elected at the 2012 Annual Meeting to hold office until the 2013 Annual Meeting of Shareholders or until the successor of each shall be elected and qualified in accordance with our bylaws. All seven of the nominees named herein are presently serving as members of the Board. We have no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as a director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or the Board may reduce the size of the Board.

The seven nominees receiving the greatest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the seven nominees identified below.

Nominees for Election as Directors at the 2012 Annual Meeting

The Board has recommended the following persons as nominees for election as directors at the 2012 Annual Meeting:

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director
Lyle Berman	70	2010
Joseph Lahti	51	2010
Myrna McLeroy	74	2010
Loren J. O’Toole II	55	2010
James Russell (J.R.) Reger	37	2010
Josh Sherman	36	2010
Mitchell R. Thompson	31	2011

Certain biographical information relating to each of the director nominees is set forth below:

Lyle Berman has been Chairman of the Board of the Company since its inception in March 2002. Mr. Berman served as the Company’s Chief Executive Officer from February 25, 2004 until April 1, 2005. Since January 1999, Mr. Berman has served as the Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. (“Lakes”), a publicly held company that develops and manages Indian-owned casinos. From November 1999 until May 2000, Mr. Berman served as President of Lakes. Mr. Berman currently serves on the Board of PokerTek, Inc., a publicly traded company, and Redstone American Grill. Mr. Berman served as a Director of Black Ridge Oil & Gas, Inc., formerly known as Ante5, Inc., from the time of its spin-off from the Company until November 12, 2010, and served as the Chairman of the Board of Directors of Grand Casinos, Inc. from October 1991 through December 1998. Mr. Berman served as Chief Executive Officer of Rainforest Cafe, Inc. from February 1993 until December 2000. We believe Mr. Berman’s qualifications to sit on our Board include his decades of experience in owning, operating and managing a wide variety of companies both large and small, public and private, in industries as diverse as gaming, television production, restaurants and apparel.

Joseph Lahti is a Minneapolis native and leader in numerous Minnesota business and community organizations. As principal of JL Holdings since 1989, Joe has provided funding and management leadership to several early-stage or distressed companies. We believe Mr. Lahti’s qualifications to sit on our Board include his experience serving on the board of directors of other publicly-traded companies. Within the past five years Mr. Lahti served on the board of directors of Zomax Inc., and more than five years ago Mr. Lahti served as the chairman of the board of directors of Shuffle Master, Inc. Mr. Lahti currently serves on the board of directors of PokerTek, Inc., a publicly traded company, and Al Frank Asset Management (AFAM). Through his public company Board experience, he has participated on, and chaired, both Audit and Compensation Committees.

Myrna P. McLeroy has extensive experience in the oil, natural gas and energy industries. In 1986 Ms. McLeroy started the McLeroy Land Group, which is a client-centered brokerage firm specializing in all land related matters within a variety of industries including oil and natural gas, and has served in various capacities with McLeroy Land Group since its founding. We believe that Ms. McLeroy’s qualifications to sit on our Board include her extensive brokerage and industry experience in land related matters.

Loren J. O’Toole II has been a licensed attorney since 1981 in the O’Toole law firm in Plentywood, Montana. Mr. O’Toole has more than 30 years of experience in advising companies on various corporate matters, including those involved in the oil and natural gas exploration industry. Mr. O’Toole graduated from the Georgetown University Law Center. We believe Mr. O’Toole’s qualifications to sit on our Board include his legal background in advising companies in the oil and natural gas industry regarding the legal issues of companies doing oil and natural gas exploration in Montana and North Dakota.

James Russell (J.R.) Reger has been our Chief Executive Officer and a director since the merger April 16, 2010. Mr. Reger was the Chief Executive Officer of Plains Energy Investments, Inc. from December 31, 2009 until its merger with the Company on April 16, 2010. From August 2006 to December 31, 2009, Mr. Reger was the President of South Fork Exploration, LLC, a mineral leasing company in Billings, Montana with interests in Montana and North Dakota. From May 2004 to July 2006, Mr. Reger developed leaseholds as a Principal of Reger Oil, LLC based in Billings, Montana. Mr. Reger was born and raised in Billings, Montana and is the fourth generation in a family of oil and natural gas explorers and developers dating back more than 60 years. Mr. Reger’s great-grandfather was Vice President of Land for Mobil Oil’s Rocky Mountain operations. His grandfather, Jim Reger, co-founded the exploration firm of Norsworthy & Reger. Mr. Reger holds a B.A. in Finance from Baylor University in Waco, Texas. We believe Mr. Reger’s qualifications to sit on our Board include his extensive experience in our core business of oil and natural gas exploration and production.

Josh Sherman is a partner at Opportune LLP, an independent consultancy focused on the energy industry. Since January 2008, Mr. Sherman has been the partner in charge of the Complex Reporting Group of Opportune in Houston and Denver and previously held the title of managing director from June 2006 through December 2007. Mr. Sherman has over 13 years of experience with the technical aspects of financial reporting, SEC filings and financial due diligence assistance. Prior to working with Opportune, Mr. Sherman was employed as a director with Sirius Solutions LLP, where he provided energy consulting services from September 2002 to June 2006. Mr. Sherman worked in the audit and global energy markets departments with Deloitte & Touche from January 1997 to August 2002, where he managed the audits of regulated gas and electric utilities, independent power producers and energy trading entities. A Certified Public Accountant (“CPA”) and a member of the American Institute of Certified Public Accountants and the National Association of Corporate Directors, Mr. Sherman holds a BBA and a Masters in Accountancy from the University of Texas.

Mitchell R. Thompson has been our Chief Financial Officer since April 16, 2010 and a director since January 7, 2011. Mr. Thompson was Chief Financial Officer of Plains Energy Investments, Inc. from December 1, 2009 until its merger with the Company on April 16, 2010. From November 2008 to December 1, 2009, Mr. Thompson was with Anderson ZurMuehlen & Co., P.C. in Billings, Montana where he was an assurance manager. From September 2004 to November 2008, Mr. Thompson held various positions at Grant Thornton LLP in Minneapolis, where he last served as a senior associate. He has been a licensed CPA since 2006 and brings a great deal of experience in financial reporting, internal control and corporate tax. Mr.

Thompson holds a B.S. and Master’s in Accounting from Montana State University. We believe Mr. Thompson’s qualifications to sit on our Board include his experience in financial reporting, internal controls and corporate tax.

CORPORATE GOVERNANCE

Independence

Our Board has determined that four of our seven directors are independent directors, as defined by the listing standards of the NYSE Amex stock exchange. The four independent directors are Joseph Lahti, Myrna McLeroy, Loren J. O’Toole II and Josh Sherman.

Board Leadership Structure

We have chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Directors. We believe that having a non-executive Chairman of the Board represents an appropriate governance practice at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function, providing the appropriate balance between strategy development and oversight of management. The Board will, however, maintain its flexibility to modify this structure at any given point in time to provide appropriate leadership for the Company.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee considers employee-related risks as it evaluates the performance of our executive officers and determines our executive compensation. Our Governance/ Nominating Committee focuses on issues relating to Board composition and corporate governance matters. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct that applies to all employees, directors and officers, including our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. Our Code of Ethics and Business Conduct is available on our website at www.voyageroil.com. Voyager intends to include on its website any amendment to, or waiver from, a provision of the Code of Ethics and Business Conduct that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. A copy of the Company’s Code of Ethics and Business Conduct will be provided to any person, without charge, upon request to the Corporate Secretary at 2718 Montana Avenue, Suite 220, Billings, Montana 59101.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly with the Board. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Voyager Oil & Gas, Inc. Board of Directors
Attention: Corporate Secretary
2718 Montana Avenue, Suite 220
Billings, Montana 59101

Director Attendance at Annual Meetings

Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. All of the current members of our Board attended last year’s annual meeting either in person or telephonically.

Board and Committee Meetings

During fiscal 2011, the Board held two formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company’s articles of incorporation and bylaws and Montana law. The directors also participate in monthly financial update calls with management.

The Company’s Board has three standing committees, the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. Members of such committees met formally and informally from time to time throughout fiscal 2011 on committee matters, with the Audit Committee holding seven meetings, the Compensation Committee holding three meetings and the Governance/Nominating Committee holding one meeting.

Each director attended, in person or by telephone, 100% of the meetings of the Board and at least 75% of the meetings for any committee of which he or she was a member.

Current Committee Membership

The following table sets forth the membership of each of the Company’s committees.

Audit Committee	Governance/Nominating Committee	Compensation Committee
Joseph Lahti	Joseph Lahti*	Joseph Lahti*
Loren J. O’Toole II	Myrna McLeroy	Myrna McLeroy
Josh Sherman*	Loren J. O’Toole II	Loren J. O’Toole II
Josh Sherman

*	Chairman of Committee

Audit Committee

Among other matters, our Audit Committee:

•	assists the Board in fulfilling its oversight responsibility to our shareholders and other constituents with respect to the integrity of financial statements;
•	appoints and has oversight over our independent auditors, determines the compensation of our independent auditors and reviews the independence and the experience and qualifications of our independent auditors’ lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;
•	meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;
•	reviews the performance of our independent auditors;
•	discusses with management and our independent auditors the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and reporting recommendations to the Board for approval;
•	establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepares the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

Our independent auditors and other key committee advisors have regular contact with our Audit Committee. Our Board has adopted a written charter describing the roles and responsibilities of the Audit Committee. The Audit Committee charter is available on the investor page of our website at www.voyageroil.com.

Audit Committee Independence and Financial Expert

Our Board has determined that our Audit Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE Amex stock exchange. In addition, our Board has determined that Mr. Sherman is an “audit committee financial expert,” as defined under the applicable rules of the SEC. Each member of our Audit Committee possesses the financial qualifications required of Audit Committee members set forth in the rules and regulations of the NYSE Amex stock exchange and under the Securities Exchange Act of 1934, as amended.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management and the independent auditors;
(2)	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission.

Governance/Nominating Committee

Our Governance/Nominating Committee makes recommendations to our Board regarding candidates for directorships and the composition of our Board and its committees. In addition, our Nominating/Corporate Governance Committee oversees our codes of conduct and makes recommendations to our Board concerning governance matters.

The Governance/Nominating Committee will review any director nominees proposed by shareholders. Shareholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written notice to the Company in accordance with the Company’s bylaws within the timeframes set forth below in the section titled “Shareholder Proposals.” A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written notice. The notice should include the name and address of the nominee, the qualifications and experience of said nominee and any other information required by the Company’s bylaws.

The Governance/Nominating Committee acts pursuant to a written charter and is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, and the oversight of the organization of Board committees. The Governance/Nominating Committee charter is available on the investor page of our website at www.voyageroil.com.

When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of nominee;
•	familiarity with domestic and international business affairs;
•	legal and regulatory requirements;
•	appreciation of the relationship of our business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

The Governance/Nominating Committee does not have a formal diversity policy at this time; however, as summarized above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.

Governance/Nominating Committee Independence

Our Board has determined that our Governance/Nominating Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE Amex stock exchange.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers, employees and directors with input from our management and outside compensation consultant. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and Chief Financial Officer, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. Our Compensation Committee provides input on compensation for our other officers and employees, but compensation levels for such officers and employees and the corporate goals and objectives relating to compensation are set by our Chief Executive Officer and Chief Financial Officer, subject to the Compensation Committee’s approval. Our Compensation Committee also administers the issuance of stock options, restricted stock awards, and other awards under our 2011 Equity Incentive Plan and any other equity award plans.

Compensation Committee Charter and Scope of Authority

Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include the following:

•	develop and periodically review with management our philosophy of compensation, taking into consideration enhancement of shareholder value and the fair and equitable compensation of all employees;
•	determine the compensation for our Chief Executive Officer and Chief Financial Officer and approve the compensation for all of our executive officers;
•	determine and approve equity grants made pursuant to our 2011 Equity Incentive Plan and any other equity incentive plan;
•	develop, recommend to the Board, review and administer senior management compensation policy and plans, including incentive plans, benefits and perquisites;

•	develop, recommend, review and administer compensation plans for members of the Board;
•	annually consider the relationship between our strategic and operating plans and the various compensation plans for which the Committee is responsible;
•	periodically review with management, and advise the Board with respect to, employee deferred compensation plans;
•	periodically review with management and advise the Board with respect to employee benefits; and
•	review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the SEC. Based on such review and discussion, the Committee determines whether to recommend to the full Board that the CD&A be included in the annual report or proxy statement.

The Compensation Committee charter may be amended by approval of the Board. The Compensation Committee charter is available on the investor page of our website at www.voyageroil.com.

Delegation of Authority

The Compensation Committee has delegated certain authority to our Chief Executive Officer and Chief Financial Officer to make limited equity award grants under our 2011 Equity Incentive Plan to non-executive employees, subject to Compensation Committee approval.

Role of Management and Compensation Consultants

In making its compensation decisions and recommendations, the Compensation Committee takes into account the recommendations of our Chief Executive Officer and Chief Financial Officer. Other than giving their recommendations, our Chief Executive Officer and Chief Financial Officer do not participate in the Compensation Committee’s decisions regarding their own compensation. All of the Compensation Committee’s actions, decisions and recommendations are reported to our Board. In addition, the Compensation Committee may engage an independent compensation consultant to review compensation trends and compensation levels of companies that the Company deems to be in its peer group.

Compensation Committee Independence

Our Board has determined that our Compensation Committee is comprised entirely of independent directors, as defined by the listing standards of the NYSE Amex stock exchange.

Non-Employee Director Compensation

Our directors currently receive no fees or cash compensation for their services. Directors are, however, reimbursed for their actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors. Directors who are employees of our company receive no compensation for their services as director.

Upon being named a director in 2010, each of our non-employee directors received an option grant to purchase 100,000 shares of common stock, with 25% of such options vesting annually beginning in 2011 and continuing through 2014, and an additional grant of an option to purchase 25,000 shares of common stock that fully vests on May 27, 2015. Upon his nomination and appointment to our Board and to serve as the Chairman of our Audit Committee in November 2010, Josh Sherman was awarded an option to purchase an additional 50,000 shares of our common stock, which option also vests quarterly beginning in 2011 and continuing through 2014. The exercise prices of the options are based upon the closing price of our common stock on the date of grant and range from $2.76 per share to $3.70 per share.

During 2011, our non-employee directors received no compensation from the Company for their service to the Board other than in the form of the vesting of stock options that were granted to our directors in 2010 and reimbursement of actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors.

We account for stock-based compensation under the provisions of FASB ASC 718-10-55. This statement requires us to record an expense associated with the fair value of stock-based compensation. We currently use the Black-Scholes option valuation model to calculate stock based compensation at the date of grant.

Required Vote and Recommendation

Under Montana law, the election of each nominee requires the affirmative vote by a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting at which a quorum is present. At our 2012 Annual Meeting, seven directors will be up for election. Each shareholder has the right to cast seven votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the seven nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of Voyager in order to elect to the Board of Directors the maximum number of nominees named in this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE MANAGEMENT TEAM

The following provides information about our current executive officers. Each executive officer has been elected to serve until his successor is duly appointed or elected by our Board or his earlier removal or resignation from office.

Name	Age	Positions
James Russell (“J.R.”) Reger	37	Director, Chief Executive Officer and Secretary
Mitchell R. Thompson	31	Director, Chief Financial Officer and Treasurer

James Russell (J.R.) Reger has been our Chief Executive Officer and a director since April 16, 2010. Mr. Reger was the Chief Executive Officer of Plains Energy Investments, Inc. from December 31, 2009 until its merger with the Company on April 16, 2010. From May 2004 to July 2006, Mr. Reger developed leaseholds as a Principal of Reger Oil, LLC based in Billings, Montana. From August 2006 to December 31, 2009, Mr. Reger was the President of South Fork Exploration, a mineral leasing company in Billings, Montana with experience and interests in Montana and North Dakota. Mr. Reger holds a B.A. in Finance from Baylor University in Waco, Texas.

Mitchell R. Thompson has been our Chief Financial Officer since April 16, 2010 and a director since January 7, 2011. Mr. Thompson was Chief Financial Officer of Plains Energy Investments, Inc. from December 1, 2009 until its merger with the Company on April 16, 2010. From November 2008 to December 1, 2009, Mr. Thompson was with Anderson ZurMuehlen & Co., P.C. in Billings, Montana where he was an assurance manager. From September 2004 to November 2008, Mr. Thompson held various positions with Grant Thornton LLP in Minneapolis,where he last served as a senior associate. He has been a licensed CPA since 2006 and holds a B.S. and Master’s in Accounting from Montana State University.

COMPENSATION DISCUSSION AND ANALYSIS

In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to James Russell (J.R.) Reger, our Chief Executive Officer, and Mitchell R. Thompson, our Chief Financial Officer, in fiscal 2011. In this proxy statement, we refer to Messrs. Reger and Thompson as our “named executive officers.”

Compensation Objectives and Philosophy

We have designed our compensation programs to reward performance and to attract, retain and motivate employees at all levels. Our goal is to establish pay levels for our named executive officers that are competitive with comparable positions in our industry and in the regions in which we operate. We believe the following:

There should be an appropriate relationship between executive compensation and our short- and long-term success, including creation of shareholder value.

Our overall compensation philosophy is that rewards to executives should reflect and reinforce our company-wide focus on financial management and bottom-line performance. This approach increases the likelihood that we will experience sustained profitability and generate greater shareholder value over time. We currently compensate our named executive officers primarily, if not entirely, through the grant of equity awards in the form of both restricted stock awards and stock options, which we believe aligns the interests of our executive management with our shareholders as a whole.

Our compensation program should be designed and implemented in a manner that will attract, retain and motivate executives of outstanding ability.

We intend for the amount of compensation paid to each executive officer to reflect the officer’s experience and individual performance and the performance of our Company, all measured in the context of our industry and location. Our objectives are to attract, retain and motivate executives of outstanding ability. In order to motivate each executive to achieve his potential, certain components of our total compensation package are dependent on corporate and individual performance and are therefore at risk. Generally, as an executive officer’s responsibility and ability to impact our financial performance increases, the individual’s performance-based compensation increases as a portion of his total compensation. Ultimately, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if the goals are met or surpassed.

Total compensation opportunities should be competitive within the industry and other comparable companies but also consistent with our conservative and prudent approach to executive compensation.

Our overall compensation levels are targeted to attract the type of talent needed to achieve and maintain a leadership position in our industry, while still focusing on bottom-line conservatism and avoiding the appearance of extravagance or compensation based on entitlements.

Compensation Committee

Our Compensation Committee oversees the design and administration of our executive compensation program according to the processes and procedures discussed in this proxy statement. To implement our compensation objectives and philosophy, our Board and Compensation Committee:

•	consider individual performance, competence and leadership when setting base compensation, as well as Company-specific financial and business improvement goals to promote a cohesive, performance-focused culture among our executive team;
•	compare our compensation programs with the executive compensation policies, practices and levels at comparable companies in our industry selected for comparison by our Compensation Committee, based upon size, complexity and growth profile; and
•	structure compensation among the executive officers so that our Chief Executive Officer and Chief Financial Officer, with their greater responsibilities for achieving performance and strategic objectives, bear a greater proportion of the risk and rewards associated with achieving those goals.

Setting Executive Compensation

The Compensation Committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:

•	each executive’s position within our Company and the level of responsibility;
•	the skills and experiences required by an executive’s position;
•	the executive’s experience and qualifications;
•	the competitive environment for comparable executive talent having similar experience, skills and responsibilities;
•	Company performance compared to specific objectives;
•	individual performance measures;
•	the executive’s current and historical compensation levels;
•	the executive’s length of service to our Company;
•	compensation equity and consistency across all executive positions; and
•	the stock ownership of each executive.

As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys that we believe to be relevant, considering our size and industry. We also may engage independent compensation consultants.

In setting executive officer compensation, we have not historically considered the tax implications under Sections 162(m) and 409A of the Internal Revenue Code or compensation expense charges under ASC 718, Compensation — Stock Compensation, but may implement consideration of such tax implications when making future compensation decisions.

Executive Compensation Components for Fiscal 2011

The principal elements of our executive compensation program for fiscal 2011 were:

•	equity incentive awards;
•	base salary (for our Chief Financial Officer); and
•	limited perquisites and other benefits made generally available to our employees.

In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee seeks to place a substantial percentage of an executive’s compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the Compensation Committee generally places a greater proportion of total compensation at risk for our Chief Executive Officer and Chief Financial Officer, based on their greater responsibility for, and ability to influence, overall company performance.

Equity Incentive Awards

We believe that a high level of quality long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. The Voyager Oil & Gas, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) was established to provide our employees, including our named executive officers, with incentives to help align their interests with the interests of shareholders. We have historically elected to use stock options and restricted stock grants as the primary equity incentive vehicles. The stock options and restricted stock grants provide incentives for our named executive officers’ performance since the value of the awards is tied directly to our stock price and provides retention incentives with delayed vesting.

During 2011, our Chief Executive Officer and Chief Financial Officer were still subject to their respective Amended and Restated Employment Agreements dated April 16, 2010. Under Mr. Reger’s employment agreement, Mr. Reger received 521,017 shares of restricted common stock and a warrant to purchase 1,302,542 shares of common stock in 2010, and both awards became fully vested during 2011. Under Mr. Thompson’s employment agreement, Mr. Thompson received 78,153 shares of restricted common stock and a warrant to purchase 260,609 shares of common stock, both of which also became fully vested during 2011. While Messrs. Reger and Thompson did not receive additional grants during 2011, the Compensation Committee viewed the awards made under their respective employment agreements to have significant upside potential based upon the Company’s performance and when originally authorizing the terms of the employment agreements, the Compensation Committee took into consideration the timing of the vesting thereof and considered the awards be deemed as compensation for their services during the vesting periods.

In the future, the Compensation Committee and Board may grant equity incentive awards on an annual basis and from time to time may make one-time grants to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make grants in connection with the hiring of new executives. The Compensation Committee will have the authority to administer any equity incentive plan under which we make equity or equity-based awards, including the 2011 Plan.

Although we do not have any stock retention or ownership guidelines, our Board and Compensation Committee intend to encourage our executives to continue to have a financial stake in our Company in order to align the interests of our shareholders and management. We will continue to evaluate whether to implement a stock ownership policy for our officers and directors.

Base Salary

Base salary provides executives with a fixed, regular, non-contingent earnings stream. As a component of total compensation, we have typically set base salaries at a minimum level that we believe will still attract and retain an experienced management team in our market that will grow our company and create shareholder value, but making base salary a smaller component of overall compensation than we provide in the form of equity incentive awards. We also attempt to reward individual performance and contributions to our overall business objectives without detracting from the executive officers’ incentive to realize additional compensation through our performance-based compensation program. The Compensation Committee reviews each executive officer’s salary at the end of each fiscal year. At the current stage of the Company, the Compensation Committee and our management team have agreed that compensation will be primarily in the form of equity awards so that we may use cash primarily to grow the Company’s operations through the acquisition and development of additional oil and natural gas properties. During 2011, 2010 and 2009, Mr. Reger received no base salary. During 2011 and 2010, Mr. Thompson received an annual base salary of $70,000 and received no base salary during 2009.

We review performance for both our Company (based upon achievement of strategic initiatives) and each executive officer. As a result of the Compensation Committee’s evaluation of these factors, the Compensation Committee may in the future adjust base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or Company achievement, or to account for changes in roles and responsibilities.

Perquisites and Other Benefits

Consistent with our conservative compensation philosophy, we offer only limited perquisites to our executive officers. We provide each of Mr. Reger and Mr. Thompson with an allowance for the use of an automobile. We provide each of Mr. Reger and Mr. Thompson with a cellular phone and cellular phone service, and both are eligible for the same health insurance, vacation and other benefits at the same levels provided to all of our full-time employees.

Compensation for 2012

The employment agreements for Mr. Reger and Mr. Thompson discussed above had both terminated as of December 31, 2011. When setting executive compensation for 2012, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at the 2011 Annual Meeting of Stockholders. As recommended by our Board of Directors, a majority of stockholders expressed their preference for an advisory vote on executive compensation occurring every three years, and we have implemented that recommendation. Because a substantial majority (over 97%) of the votes cast approved the compensation program described in our 2011 proxy statement, the Compensation Committee applied the same principles in determining the amounts and types of executive compensation for 2012. Therefore, our executive compensation program for 2012 will be structured in a manner similar to the compensation program in place for 2011, and consists primarily of restricted stock awards.

In late 2011, the Compensation Committee engaged BDO USA, LLP (“BDO”) as an independent consultant to prepare an analysis of peer company compensation practices as the basis for its development of a compensation program for Mr. Reger and Mr. Thompson. The benchmarks used for the executive compensation comparisons included various publicly-traded crude oil and natural gas exploration and production companies that the Compensation Committee has deemed to be peer companies, including (in alphabetical order): Abraxas Petroleum Corporation; Approach Resources Inc.; Double Eagle Petroleum Co; GMX Resources Inc.; Magnum Hunter Resources Corp; Northern Oil and Gas, Inc.; PetroQuest Energy, Inc.; Resolute Energy Corp; Triangle Petroleum Corporation and Warren Resources Inc.

The Company paid BDO a total of $15,720 for its analysis and recommendations related to the amount or form of executive compensation. In addition, the Company paid BDO certain fees in conjunction with the performance of the audit of the Company’s financial statements. See “Proposal 2 – Audit Fees” below.

Based in part on the analysis performed by BDO, the Compensation Committee approved new employment agreements for our Chief Executive Officer and Chief Financial Officer, and on March 20, 2012, we entered into new employment agreements with Mr. Reger and Mr. Thompson. Both agreements are effective as of January 1, 2012 and terminate on December 31, 2012, unless sooner terminated pursuant to their terms. Under Mr. Reger’s employment agreement, Mr. Reger will receive, in lieu of a cash base salary, restricted stock awards for 400,000 shares of common stock under the 2011 Plan (of which 200,000 ratably vest over the term of his employment agreement and the remaining 200,000 vest quarterly over 36 months). Under Mr. Thompson’s employment agreement, Mr. Thompson will be paid an annual base salary of $80,000 and will receive restricted stock awards for 200,000 shares of common stock under the 2011 Plan (of which 100,000 ratably vest over the term of his employment agreement and the remaining 100,000 vest quarterly over 36 months). In addition, Mr. Reger and Mr. Thompson are eligible to receive bonuses as may be determined in the sole discretion of the Compensation Committee or Board of Directors, as well as additional restricted stock awards (up to 400,000 for Mr. Reger and up to 200,000 for Mr. Thompson) under the 2011 Plan subject to the satisfaction of certain performance criteria to be established by the Compensation Committee and the Board of Directors in their sole discretion.

Based on data provided by BDO, the Compensation Committee concluded that a combination of equity awards for Mr. Reger and Mr. Thompson and the cash compensation for Mr. Thompson, at approved levels, sets our executive officers’ compensation at market-competitive levels for the next three years, and the vesting terms of the awards establish a meaningful incentive for the executive officers to remain with our Company. The three-year incentive plan represents a multi-year plan designed to incentivize our executive team over a long-term basis.

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, our Compensation Committee consisted of Joseph Lahti, Myrna McLeroy, Josh Sherman and Loren J. O’Toole II. Terry Harris also served as a member of the Compensation Committee prior to his resignation from the Board and the Compensation Committee on June 10, 2011. None of our current Compensation Committee members has or had any related party transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the Board, as a member of the compensation or similar committee, or board of directors of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal year 2011.

Our non-employee directors may receive stock option grants as compensation for their services as directors pursuant to individual stock option agreements. Our employee directors do not receive additional compensation for their services as directors. All of our directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Compensation Risk Assessment

The Compensation Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership/Retention Guidelines and Other Policies

We do not have any stock ownership guidelines or a stock retention policy. Our Board adopted an Insider Trading Policy which applies to all officers and employees of the Company and its subsidiaries and all members of the Board. The Insider Trading Policy prohibits short sales of our stock and the trading of our securities on a short-term basis, and requires that any of our stock purchased in the open market be held for a minimum of six months. This policy also states that employees should not “margin” our stock or enter into hedging transactions with respect to our stock.

Conclusion

We have concluded that the base salary and equity incentives for each of the named executive officers, as well as the total compensation received by those named executive officers, in fiscal 2011 were reasonable and appropriate in light of our goals and competitive requirements. The amounts are in our best interests and our shareholders because they enable us to attract, retain, motivate and fairly reward talent and further the philosophies of ensuring the accomplishment of our financial objectives and aligning the interests of management with those of long-term shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2012 Annual Meeting of Shareholders.

April 20, 2012

Joseph Lahti
Myrna McLeroy
Loren J. O’Toole II
Josh Sherman

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes information regarding the number of shares of our common stock that are available for issuance under all of our existing equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	375,000	$2.78	4,850,000
Equity Compensation Plans Not Approved by Security Holders(2)	2,113,051	$1.51	—
Total	2,488,051	$1.70	4,850,000

(1)	Includes stock options to purchase 225,000 shares of common stock issued pursuant to equity plans of our predecessor entity, ante4, Inc. prior to the merger date, April 16, 2010. See Note 6 to our financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K for fiscal year 2011 for additional discussion.
(2)	On December 1, 2009, we issued our Chief Financial Officer warrants to purchase a total of 260,509 shares of common stock exercisable at $0.98 per share pursuant to the terms of his employment agreement. On December 31, 2009, we issued our Chief Executive Officer warrants to purchase a total of 1,302,542 shares of common stock exercisable at $0.98 per share pursuant to the terms of his employment agreement. On April 21, 2010, we granted our outside directors stock options to purchase a total of 700,000 shares of common stock exercisable at $2.76 per share for serving as outside directors, 300,000 of which have been forfeited or have expired. On November 12, 2010, we granted a newly appointed outside director stock options to purchase a total of 150,000 shares of common stock exercisable at $3.70 per share for serving as an outside director. In May 2011, we granted stock options to two employees to purchase a total of 100,000 and 50,000 shares of common stock exercisable at $3.02 and $3.55 per share, respectively, pursuant to the terms of their employment agreements. None of the officers, directors or employees had exercised any of the warrants or options as of December 31, 2011.

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal 2011, fiscal 2010 and fiscal 2009 by the named executive officers of the Company:

	Year	Salary		Bonus	Stock Awards		Option Awards(1)		All Other Compensation(2)	Total
James Russell (J.R.) Reger	2011	$—		$—	$—		$—		$28,236	$28,236
Chief Executive Officer	2010	$—		$—	$—		$—		$—	$—
	2009	$—		$—	$510,000	(3)	$806,649	(4)	$—	$1,316,649
Mitchell R. Thompson	2011	$70,000		$—	$—		$—		$23,642	$93,642
Chief Financial Officer	2010	$70,000		$5,833	$—		$—		$—	$75,833
	2009	$—		$—	$76,500	(5)	$159,513	(6)	$—	$241,846
Steven Lipscomb	2011	$—		$—	$—		$—		$—	$—
Former Chief Executive	2010	$51,923	(7)	$—	$—		$298,364	(8)	$—	$350,287
Officer, President and Secretary	2009	$300,000		$—	$612,384	(9)	$471,563	(10)	$—	$1,383,947

(1)	Amounts calculated based on the fair value of options granted in each such year, utilizing the provisions of FASB ASC Topic 718. See Note 6 to our financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K for fiscal year 2011 for additional discussion of our valuation of stock options.

(2)	All Other Compensation includes insurance benefits, automobile allowance, retirement matching and taxes paid on behalf of the employees related to restricted stock vesting.
(3)	Mr. Reger received 521,017 shares of the Company’s common stock as compensation under his employment agreement, which shares were fully vested as of December 31, 2011.
(4)	Mr. Reger received a warrant with a ten-year term on December 1, 2009, to purchase 1,302,542 shares of the Company’s common stock, which warrant was fully vested as of December 31, 2011.
(5)	Mr. Thompson received 78,153 shares of the Company’s common stock as compensation under his employment agreement, which shares were fully vested as of December 31, 2011.
(6)	Mr. Thompson received a warrant with a ten-year term on December 1, 2009, to purchase 260,509 shares of the Company’s common stock, which warrant was fully vested as of December 31, 2011.
(7)	The amounts represent severance payments to Mr. Lipscomb in conjunction with the merger with our predecessor on April 16, 2010.
(8)	Mr. Lipscomb resigned from his positions with the Company in conjunction with the merger with our predecessor on April 16, 2010. Amounts represent payment for the period from January 3, 2010 through April 16, 2010.
(9)	On February 20, 2009, Mr. Lipscomb exchanged 600,000 fully vested stock options with an exercise price of $8.00 that were issued on August 9, 2004 for 500,000 options with an exercise price of $0.49. In accordance with FASB ASC Topic 718, the 2009 amount includes the incremental fair value of the repriced award.
(10)	This amount represents a bonus payment made to Mr. Lipscomb pursuant to an incentive arrangement approved by the Company’s Board resulting from a change in control of Voyager.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James Russell (J.R.) Reger	1,302,542	None	$0.98	12/31/2019	—	—
Mitchell R. Thompson	260,509	None	$0.98	12/1/2019	—	—

Option Exercises and Stock Vested

There were no option exercises by our named executive officers during fiscal 2011.

Grants of Plan-Based Awards

The Company made no awards to its named executive officers under any compensation plans during fiscal year 2011.

Potential Payments upon Termination or Change-in-Control

As of December 31, 2011, the employment agreements with our Chief Executive Officer and Chief Financial Officer had expired under their own terms. All equity awards granted under the employment agreements were fully vested, and we were not subject to any additional payments upon a change in control or termination under the terms of the employment agreements.

RELATED PARTY TRANSACTIONS

Review and Approval of Transactions

A majority of the disinterested members of the Audit Committee must approve any proposed transaction between Voyager and any officer or director, nominee for director, any shareholder owning in excess of 5% of Voyager stock, immediate family member of an officer or director, or an entity that is substantially owned or controlled by one of these individuals. The only exceptions to this policy are for transactions that are available to all employees of Voyager generally or involve less than $25,000. If the proposed transaction involves executive or director compensation, it must be approved by the Compensation Committee. Similarly, if a significant opportunity is presented to any of Voyager’s officers or directors, such officer or director must first present the opportunity to the Board for consideration. At each meeting of the Audit Committee, the Audit Committee meets with Voyager’s management to discuss any proposed related party transactions. A majority of disinterested members of the Audit Committee must approve a transaction for Voyager to enter into it. If approved, management will update the Audit Committee with any material changes to the approved transaction at its regularly scheduled meetings.

Transactions

On November 2, 2011, we purchased certain leases consisting of approximately 256 net acres in Dunn County, North Dakota for a total purchase price of $768,000. The leases were purchased from Ante5, Inc., (“Seller”). The Seller and its assets were spun off from the Company and became a separate publicly reporting U.S. company on June 24, 2010. The chief executive officer of the Seller is Bradley Berman, a reporting shareholder of the Company and son of our Chairman of the Board. Our Audit Committee reviewed and approved this transaction prior to its completion. In approving this transaction, the Audit Committee, which consisted solely of independent directors, took into account, among other factors, that due diligence performed by the Company evidenced that the leases were purchased by the Company at the Seller’s original cost per acre and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

On October 6, 2011, the Company replaced its independent registered public accounting firm, Mantyla McReynolds LLC (“Mantyla McReynolds”), with BDO USA, LLP (“BDO”). The decision to replace Mantyla McReynolds was approved by the Audit Committee of the Board of Directors of the Company. Mantyla McReynolds’ reports on the Company’s consolidated financial statements for each of the years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2010 and December 31, 2009 and through October 6, 2011, there were no disagreements between the Company and Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Mantyla McReynolds’ satisfaction, would have caused Mantyla McReynolds to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through October 6, 2011.

On October 6, 2011, the Audit Committee engaged BDO to serve as its new independent registered public accounting firm for the 2011 fiscal year. During the years ended December 31, 2010 and December 31, 2009 and through October 6, 2011, neither the Company nor anyone acting on its behalf consulted BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Board, acting on the recommendation of the Company’s Audit Committee, has selected BDO to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

A representative of BDO is expected to be present at the 2012 Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding audit of the financial statements.

Audit Fees

The following table presents fees for professional services billed by BDO to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and other services for the fiscal years ended December 31, 2011 and December 31, 2010.

Category	Fiscal Year	Fees
Audit Fees	2011	$171,000
	2010	$—
Audit-Related Fees(2)	2011	$—
	2010	$—
Tax Fees(3)	2011	$2,000
	2010	$—
All Other Fees(4)	2011	$15,720
	2010	$—

(1)	Audit fees represent fees billed for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports.
(2)	Audit-related fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements in connection with the filing of periodic reports.

(3)	Tax fees represent fees billed for professional services for tax compliance, tax advice and tax planning which included preparation of tax returns.
(4)	All other fees to BDO represent fees billed for compensation consulting services in connection with a study of compensation programs related to named executive officers and outside directors of a broad peer group of exploration and production companies.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved the engagement of BDO as the Company’s principal independent registered public accountant to perform audit services for the Company. The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent auditor prior to engagement. One hundred percent (100%) of the audit services, audit-related services, tax-related services and compensation consulting services referenced above were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

If a quorum is present, the affirmative vote of the shareholders holding a majority of the shares of common stock represented at the 2012 Annual Meeting, whether in person or by proxy, and entitled to vote on the matter is required to ratify the selection of the independent public accountant.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2013 Annual Meeting must be received by us at our office in Billings, Montana, addressed to our Secretary, no later than December 21, 2012 to be includable in the Company’s proxy statement and related proxy for the 2013 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company’s bylaws, as authorized by applicable state law, in order for shareholders to present nominations or other business at the 2013 Annual Meeting, a shareholder’s notice of such nomination or other business must be received no earlier than February 23, 2013 and no later than March 25, 2013 and must be in a form that complies with the requirements set forth in the Company’s bylaws.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we send to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Corporate Secretary by mail at 2718 Montana Avenue, Suite 220, Billings, Montana 59101 or by telephone at (406) 245-4901. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO MITCHELL THOMPSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Voyager Oil & Gas

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

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INTERNET/MOBILE – www.eproxy.com/vog
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 23, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 23, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:
01 Lyle Berman
02 Joseph Lahti
03 Myrna McLeroy
04 Loren J. O'Toole II
05 James Russell ("JR") Reger
06 Josh Sherman
07 Mitchell R. Thompson

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To cumulate votes for one or more nominees, write the number(s) of the nominee(s) in the box provided to the right.)

3. In their discretion, upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

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Date ____________________

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